Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

COMMUNITY HEALTH SYSTEMS, INC.

(hereinafter called the “Corporation”)

(As of May 20, 2014)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver thereof. At such annual meetings, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 12 of Article II of these Amended and Restated By-laws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. At such annual meetings, the stockholders shall also transact such other business as may properly be brought before the meeting in accordance with these Amended and Restated By-laws.

Section 3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute may be called by the Board of Directors, the Chairman of the Board of Directors, if one shall have been elected, or the Chief Executive Officer.

Section 4. Notice of Meetings. Except as otherwise expressly required by statute, notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice of any meeting shall not be required to be given to any person who attends such meeting (except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened) or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

Section 5. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or, in the event of such person’s absence or if one shall not have been elected, the Chief Executive Officer, shall act as chairman of the meeting. The Secretary or, in the event of such person’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 6. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.

Section 7. Quorum, Adjournments. The holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Voting. Except as otherwise provided by statute or the Restated Certificate of Incorporation and these Amended and Restated By-laws, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the

Corporation standing in such stockholder’s name on the record of stockholders of the Corporation:

(a) on the date fixed pursuant to the provisions of Section 7 of Article V of these Amended and Restated By-laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for such stockholder by a proxy signed by such stockholder or such stockholder’s attorney-in-fact, or as otherwise authorized in accordance with the Delaware General Corporation Law, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the shares of the Corporation which are present in person or represented by proxy at the meeting and entitled to vote thereon, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Restated Certificate of Incorporation or of these Amended and Restated By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy.

Section 9. List of Stockholders Entitled to Vote. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, as required by the Delaware General Corporation Law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 10. Inspectors. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may appoint one or more inspectors. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

Section 11. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided by statute or in the Restated Certificate of Incorporation, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 12. Advance Notice Provisions for Election of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 12.

In addition to any other applicable requirements, for a nomination to be made by a stockholder such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 45 or more than 75 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. For purposes of this Section 12 and Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) a statement whether such person acknowledges the Corporation’s policy on director resignations following such person’s failure to receive the required vote for re-election at any future meeting at which such person would face re-election, as set forth in the Corporation’s Board Practice on Director Elections which is part of the Corporate Governance Guidelines and (v) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a respresentation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 13. Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 13.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, to be timely notice by the stockholder must be so delivered not later than the close of business on the later of the 90 th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 13. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE III

DIRECTORS

Section 1. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

Section 2. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 5 of this Article III.

Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one shall have been elected, or by two or more directors of the Corporation or by the Chief Executive Officer.

Section 5. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Amended and Restated By-laws. Notice of each special meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 5, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Amended and Restated By-laws, such notice need not state the purposes of such meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) four hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, or similar means or (b) two days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records. The attendance at or participation of the director at a meeting shall constitute waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon such director’s arrival objects to holding the meeting or transacting business at the meeting.

Section 6. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the Chief Executive Officer (or, in the Chief Executive Officer’s absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in such person’s absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

Section 7. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Restated Certificate of Incorporation or these Amended and Restated By-laws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice need only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

Section 8. Action by Consent. Unless restricted by the Restated Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

Section 9. Telephonic Meeting. Unless restricted by the Restated Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

Section 10. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of any member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which require it; provided, however, that no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (b) adopting, amending or repealing any by-law of the Corporation. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Section 11. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12. Resignations. Any director of the Corporation may resign at any time by giving written notice of such director’s resignation to the Corporation. Any such resignation shall take effect at the time, or upon the happening of an event, specified therein or, if the time or happening of an event when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IV

OFFICERS

Section 1. General. The executive officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, one or more Presidents, one or more Vice Presidents (including Senior, Executive, Group or other classifications of Vice Presidents), a Treasurer and a Secretary. The Board of Directors, in its discretion, may also choose as an officer of the Corporation the Chairman of the Board and any Vice Chairman of the Board. The Chief Executive Officer shall appoint other officers (including, one or more Presidents, Vice Presidents, Assistant Secretaries and one or more Assistant Treasurers) as may be necessary or desirable. The officers of the Corporation shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or, to the extent appointed by the Chief Executive Officer, the Chief Executive Officer. The Board of Directors may also delegate to any officer of the Corporation the power to appoint such other officers and to proscribe their respective duties and powers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Restated Certificate of Incorporation or these Amended and Restated By-laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board and Vice Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Term. All officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors, except that any vacancy in any office that has been appointed by the Chief Executive Officer or any other officer of the Corporation may be filled by the person who has the authority to fill that office.

Section 3. Resignations. Any officer of the Corporation may resign at any time by giving written notice of such officer’s resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 4. Removal. Any officer may be removed at any time by the Board of Directors with or without cause, except that any officer appointed by the Chief Executive Officer or any other officer of the Corporation may also be removed at any time by the Chief Executive Officer or any other officer who had appointed that officer with or without cause.

Section 5. Compensation. The compensation for the five (5) most highly compensated executive officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. The compensation for all other officers of the Corporation shall be fixed from time to time by the Chief Executive Officer; compensation for other executive officers shall be in consultation with the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.

Section 6. Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be a member of the Board, an officer of the Corporation (if the Board of Directors, in its discretion, chooses to make the Chairman of the Board an officer of the Corporation) and, if present, shall preside at each meeting of the Board of Directors or the stockholders. The Chairman of the Board shall advise and counsel with the Chief Executive Officer, and in the Chief Executive Officer’s absence with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to the Chairman of the Board by the Board of Directors.

ARTICLE V

STOCK CERTIFICATES AND THEIR TRANSFER

Section 1. Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any classes or series of the Corporation’s stock shall be uncertificated shares. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Transfers of Stock. Except as contemplated by the first sentence of Section 1 of this Article V, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 5. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Amended and Restated By-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 7. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary of the Corporation at the Corporation’s principal executive offices. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 8. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. General. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (“Proceeding”) brought by reason of the fact that such person (the “Indemnitee”) is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as such a director or officer, shall be indemnified and held harmless by the Corporation (unless such Proceeding was brought by or in the right of the Indemnitee without the prior written approval of the Board of Directors) to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against all expenses, liabilities, losses and claims (including attorneys’ fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts to be paid in settlement) actually incurred or suffered by such Indemnitee in connection with such Proceeding (collectively, “Losses”). Without diminishing the scope of the indemnification provided by this Section 1, the rights of indemnification of an Indemnitee provided hereunder shall include but not be limited to those rights set forth in this Article VI.

Section 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person (also an “Indemnitee”) is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against Losses actually incurred or suffered by the Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which Delaware law expressly prohibits such indemnification by reason of an adjudication of liability of the Indemnitee unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Indemnification in Certain Cases. Notwithstanding any other provision of this Article VI, to the extent that an Indemnitee has been wholly successful on the merits or otherwise in any Proceeding referred to in Sections 1 or 2 of this Article VI on any claim, issue or matter therein, the Indemnitee shall be indemnified against Losses actually incurred or suffered by the Indemnitee in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify the Indemnitee, against Losses actually incurred or suffered by the Indemnitee in connection with each successfully resolved claim, issue or matter. In any review or Proceeding to determine such extent of indemnification, the Corporation shall bear the burden of proving any lack of success and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved. For purposes of this Section 3 and without limitation, the termination of any such claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter.

Section 4. Procedure. (a) Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper (except that the right of the Indemnitee to receive payments pursuant to Section 5 of this Article VI shall not be subject to this Section 4) in the circumstances because the Indemnitee has met the applicable standard of conduct. Such determination shall be made promptly, but in no event later than 60 days after receipt by the Corporation of the Indemnitee’s written request for indemnification. The Secretary of the Corporation shall, promptly upon receipt of the Indemnitee’s request for indemnification, advise the Board of Directors that the Indemnitee has made such request for indemnification.

(b) The entitlement of the Indemnitee to indemnification shall be determined, with respect to a person who is a director or officer at the time of such determination, in the specific case (1) by the Board of Directors by a majority vote of the directors who are not parties to such Proceeding (the “Disinterested Directors”), even though less than a quorum, or (2) by a committee of the Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (3) if there are no Disinterested Directors, or if such Disinterested Directors so direct, by independent legal counsel, or (4) by the stockholders. The entitlement of the Indemnitee to indemnification shall be determined with respect to any person who is not a director or officer at the time of such determination by any means reasonably determined by the Corporation.

(c) In the event the determination of entitlement is to be made by independent legal counsel, such independent legal counsel shall be selected by the Board of Directors and approved by the Indemnitee. Upon failure of the Board of Directors to so select such independent legal counsel or upon failure of the Indemnitee to so approve, such independent legal counsel shall be selected by the American Arbitration Association in New York, New York or such other person as such Association shall designate to make such selection.

(d) If a determination is made pursuant to Section 4(b) of this Article VI that the Indemnitee is not entitled to indemnification to the full extent of the Indemnitee’s request, the Indemnitee shall have the right to seek entitlement to indemnification in accordance with the procedures set forth in Section 6 of this Article VI.

(e) If a determination pursuant to Section 4(b) of this Article VI with respect to entitlement to indemnification shall not have been made within 60 days after receipt by the Corporation of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent (i) misrepresentation by the Indemnitee of a material fact in the request for indemnification or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

(f) The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of the Indemnitee to indemnification hereunder except as may be specifically provided herein, or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or create a presumption that (with respect to any criminal action or proceeding) the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(g) For purposes of any determination of good faith hereunder, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the Corporation or an affiliate, including financial statements, or on information supplied to the Indemnitee by the officers of the Corporation or an affiliate in the course of their duties, or on the advice of legal counsel for the Corporation or an affiliate or on information or records given or reports made to the Corporation or an affiliate by an independent certified public accountant or by an appraiser or other expert selected with reasonable care to the Corporation or an affiliate. The Corporation shall have the burden of establishing the absence of good faith. The provisions of this Section 4(g) of this Article VI shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in these Amended and Restated By-laws.

(h) The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Corporation or an affiliate shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under these Amended and Restated By-laws.

Section 5. Advances for Expenses and Costs. All expenses (including attorneys fees) incurred by or on behalf of the Indemnitee (or reasonably expected by the Indemnitee to be incurred by the Indemnitee within three months) in connection with any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding within twenty days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting from time to time such advance or advances whether or not a determination to indemnify has been made under Section 4 of this Article VI. The Indemnitee’s entitlement to such advancement of expenses shall include those incurred in connection with any Proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to these Amended and Restated By-laws. The financial ability of an Indemnitee to repay an advance shall not be a prerequisite to the making of such advance. Such statement or statements shall reasonably evidence such expenses incurred (or reasonably expected to be incurred) by the Indemnitee in connection therewith and shall include or be accompanied by a written undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article VI.

Section 6. Remedies in Cases of Determination not to Indemnify or to Advance Expenses. (a) In the event that (i) a determination is made that the Indemnitee is not entitled to indemnification hereunder, (ii) advances are not made pursuant to Section 5 of this Article VI or (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 4 of this Article VI, the Indemnitee shall be entitled to seek a final adjudication either through an arbitration proceeding or in an appropriate court of the State of Delaware or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance.

(b) In the event a determination has been made in accordance with the procedures set forth in Section 4 of this Article VI, in whole or in part, that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration referred to in paragraph (a) of this Section 6 shall be de novo and the Indemnitee shall not be prejudiced by reason of any such prior determination that the Indemnitee is not entitled to indemnification, and the Corporation shall bear the burdens of proof specified in Sections 3 and 4 of this Article VI in such proceeding.

(c) If a determination is made or deemed to have been made pursuant to the terms of Sections 4 or 6 of this Article VI that the Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration in the absence of (i) a misrepresentation of a material fact by the Indemnitee or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

(d) To the extent deemed appropriate by the court, interest shall be paid by the Corporation to the Indemnitee at a reasonable interest rate for amounts which the Corporation indemnifies or is obliged to indemnify the Indemnitee for the period commencing with the date on which the Indemnitee requested indemnification (or reimbursement or advancement of expenses) and ending with the date on which such payment is made to the Indemnitee by the Corporation.

Section 7. Rights Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

Section 9. Definition of Corporation. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 10. Other Definitions. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

Section 11. Survival of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment, alteration, rescission or replacement of these Amended and Restated By-laws or any provision hereof shall be effective as to an Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee’s position with the Corporation or any other entity which the Indemnitee is or was serving at the request of the Corporation prior to such amendment, alteration, rescission or replacement.

Section 12. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of the Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effect as the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation.

Section 13. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article VI as to all losses actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VI to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Subject to the provisions of statute and the Restated Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Restated Certificate of Incorporation.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be December 31 and may be changed by resolution of the Board of Directors.

Section 5. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 6. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 7. Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or the Chief Executive Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board or the Chief Executive Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or the Chief Executive Officer may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

ARTICLE VIII

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX

AMENDMENTS

These Amended and Restated By-laws may be repealed, altered, amended or rescinded in whole or in part, or new by-laws may be adopted by either the affirmative vote of the holders of at least a majority of the voting power of all of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon or by the Board of Directors.

Adopted by resolution of the Board of Directors on February 26, 2014 and by a majority of the voting power of all of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon on May 20, 2014.

/s/ Rachel A. Seifert
Rachel A. Seifert, Secretary

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